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                                                                     Exhibit 4.2


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of November 27, 1996 among TEMPLATE SOFTWARE, INC., a Virginia corporation (the "Company"), and Alcatel N.V., a company limited by shares with ordinary structure organized under the laws of the Netherlands (the "Investor").

                                    RECITALS:

         A. Concurrently with the execution of this Agreement, the Investor is acquiring from the Company shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share, pursuant to the Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement").

         B. By entering into this Agreement, the Company wishes to provide a further inducement to the Investor to purchase the Company's Series A Stock pursuant to the Purchase Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

         1. Definitions. For purposes of this Agreement:

            (a) "Common Shares" means shares of Common Stock, par value $0.01 per share of the Company.

            (b) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (c) "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            (d) "Holder" means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 11.

            (e) "Initiating Holders" means the Holder(s) initiating a registration request under Section 2.

            (f) "majority in interest of the Initiating Holders" means Initiating Holders owning or having the right to acquire a majority of the Registrable Securities which all Initiating Holders own or have the right to acquire.


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            (g) "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

            (h) "Qualifying Request" means a request from any of the Holders or any of their affiliates, partners or assignees that in the aggregate possess at least fifty percent (50%) of the Registrable Securities outstanding as of the date of such request.

            (i) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            (j) "Registrable Securities" means (1) any Common Shares issuable or issued upon conversion of the Series A Stock, and (2) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, such Series A Stock or Common Shares or other warrants, rights or securities; provided, however, that any Registrable Securities sold by a Person in a transaction in which such Person's rights under this Agreement are not assigned pursuant to
Section 11 below shall cease to be Registrable Securities from and after the time of such sale.

            (k) The number of shares of "Registrable Securities then outstanding" means and shall be determined by the number of Common Shares outstanding, and the number of Common Shares issuable, which are Registrable Securities.

            (l) "SEC" means the Securities and Exchange Commission.

            (m) "Securities Act" means the Securities Act of 1933, as amended.

            (n) "Series A Stock" means the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.

            (o) "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement under this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.


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         2. Request for Registration.

            (a) If, after the earlier of (i) the third anniversary of the date of this Agreement or (ii) the first anniversary of the initial public offering of the Company's securities, the Company shall receive a written Qualifying Request that the Company file a registration statement under the Securities Act, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of Section 2(b) below, use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 18 below; provided, however, that the Company shall not have any obligation to effect a registration statement pursuant hereto unless the Registrable Securities requested by all Holders to be registered pursuant to such request in the aggregate either (i) constitute at least 25% of all Registrable Securities then outstanding or (ii) have a fair market value, as of the date such request is made, of at least $10,000,000. For purposes of clause (ii) of the preceding sentence, the fair market value of such Registrable Securities shall be based on the average daily closing price of a share of Common Stock for the twenty (20) consecutive trading days ended immediately prior to the date such notice is received, as reported on the consolidated transaction reporting system or, if the Common Stock is not then included in the consolidated transaction reporting system, on the principal market for the Common Stock; if the Common Stock is not then listed or admitted to trading on any national securities exchange or the National Market System, the fair market value shall be based on the average of the highest daily reported bid prices during such period as reported on Nasdaq or, if the Common Stock is not then quoted on Nasdaq, as determined in good faith by the Company's Board of Directors.

            (b) If Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include such information in the written notice referred to in Section 2(a). In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. A majority in interest of the Initiating Holders shall select the managing underwriter or underwriters in such underwriting, provided that such underwriter(s) shall be reasonably satisfactory to the Company. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected for such underwriting by a majority in interest of the Initiating Holders; provided, however, that no Holder shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by


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such Holder. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise the Company, and the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated (i) first to the Holders of Registrable Securities that have elected to participate in such underwritten offering, pro rata according to the number of Registrable Securities held by each such Holder,
(ii) thereafter, to the extent additional securities may be included in the offering, to the Company, and (iii) thereafter, to the extent additional securities may be included in such offering in accordance with the next succeeding sentence, to the holders of such securities that have elected to participate in such underwritten offering, pro rata according to the number of such securities by each holder thereof.

            (c) The Company shall be obligated to effect only two (2) registrations pursuant to this Section 2 but, except as otherwise provided in
Section 6 hereof, an offering which is not consummated shall not be counted for this purpose; provided, however, that the Company shall be obligated to effect as many registrations as may be requested by Holders pursuant to any Qualifying Request in the event and so long as a registration pursuant to Form S-3 or any similar "short-form" registration statement is available; provided further, however, that, in the event of a registration pursuant to Form S-3 or any similar "short form" registration statement, the Company shall include in such registration additional information that is not required to be included under the Securities Act but which the underwriters designated by the Initiating Holders in accordance with this Agreement reasonably request be included for marketing purposes.

            (d) In the event of a registration of Registrable Securities pursuant to this Section 2, the Company shall make available such officers and employees of the Company as the underwriters designated by the Initiating Holders in accordance with this Agreement may reasonably request for purposes of cooperating with such underwriter's marketing efforts.

            (e) Notwithstanding the foregoing, if the Company shall furnish to Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed by reason of a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.


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         3. Company Registration.

            (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 18, the Company shall, subject to the provisions of Section 8, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have no obligation under this Section 3 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

            (b) The Company shall not have any obligations under Section 3(a) with respect to any proposed registration of: (i) securities under a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8, or a registration on Form S-4; (ii) securities as part of an initial public offering of such securities occurring before the first anniversary of the date hereof; or (iii) securities as part of an initial public offering which is solely a "primary" offering of such securities by the Company (i.e., in which securities held by any person or entity other than the Company are not registered).

         4. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to ninety (90) days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the Holders copies of all such documents proposed to be filed. The running of the ninety (90) day period provided for in the preceding sentence shall be tolled during any period of time in which any stop order relating to such registration statement is in effect and during any period from the date that TSI gives any notice provided for in Section 4(g) until such time as any amendment or supplement required in connection therewith has been filed and is effective and adequate copies thereof have been provided to the Holders for delivery under the Securities Act.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such


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registration statement as may be necessary to comply with the provisions of the
Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities which they own or have the right to acquire.

            (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction.

            (e) Use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company's business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

            (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

            (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (h) Notify each Holder of Registrable Securities covered by such registration statement and such Holder's underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective,
(ii) when any post-effective amendment to the registration statement becomes effective, and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.


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            (i) Notify each Holder of Registrable Securities if at any time the
SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the Registration Statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

            (j) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, (i) on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in such form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

            (k) As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with
Section 11(a) of the Securities Act.

         5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder requesting registration of Registrable Securities that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. If any registration statement or comparable statement under the Securities Act refers to the Investor or any of its affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such holder shall have the right to require the deletion of such reference to itself and its affiliates.


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         6. Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to
Section 2, including without limitation all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel (selected by a majority in interest of the Initiating Holders) for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to bear such expenses in connection with any registration begun pursuant to Section 2 if the offering is not consummated primarily as a result of any act or omission of any Initiating Holder (in which case all participating Holders shall bear such expenses pro rata), unless a majority in interest of the Initiating Holders agree to forfeit one (1) of the demand registration(s) to which they are then entitled pursuant to Section 2; provided further, however, that if the reason for such withdrawal was because
(a) the Holders have learned of a material adverse change in the condition (financial or otherwise), business or prospects of the Company from that known to the Holders at the time of their request or (b) there has occurred a material adverse change in marketing factors related to the sale of Registrable Securities to the public from those existing at the time of the Holders' request, then the Holders shall not be required to pay any such expenses and shall retain their rights pursuant to Section 2.

         7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 for each Holder, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders (selected by the Holders of a majority of the Registrable Securities being registered), but excluding underwriting discounts and commissions relating to Registrable Securities.

         8. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company; provided, however, that no Holder participating in such underwriting shall be required to make any representations or warranties except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. If the total amount of securities, including Registrable Securities, requested by holders to be included in such offering (the "Secondary Securities") exceeds the amount of Secondary Securities that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Secondary Securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. The amount of Secondary Securities to be so included in the offering shall be


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allocated among the holders of such securities pro rata according to the number of such securities held by each such holder or as may be otherwise agreed upon among such holders.

         9. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

            (a) The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder's partners, each of such Holder's, and each of such Holder's partners', officers, directors, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation (provided, however, that the Company will not be required to indemnify any of the foregoing Persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the Person making the claim with respect to which indemnification is sought hereunder (and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner), and such subsequent prospectus was not so delivered to such Person); and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such indemnified party.

            (b) Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any


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Person intended to be indemnified pursuant to this Section 9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, however, that, in no event shall the liability of any Holder under this Section 9(b) exceed the net proceeds from the offering received by such Holder.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby; and such failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

            (d) The obligations of the Company and Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

            (e) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

            (f) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investor to purchase Series A Stock pursuant to the Purchase Agreement) or (ii) if the allocation provided by clause (i) above is not permitted by


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applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investor to purchase Series A Stock pursuant to the Purchase Agreement) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 9, no Holder shall be required, pursuant to this Section 9, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

         10. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

             (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

             (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

             (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         11. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its partners or affiliates or to one or more transferees or assignees of not less than twenty-five percent (25%) of all Registrable Securities acquired by the Investor pursuant to the Purchase Agreement, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto.

         12. "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period requested by the underwriters in the Company's initial public offering (not to exceed 180 days following the effective date of the registration statement of the Company filed under the Securities Act in connection with such offering), it shall not sell or otherwise transfer or dispose of (other than to donees or affiliates who agree to be similarly bound) any Common Shares or any securities of the Company convertible into Common Shares held by it except Common Shares included in such registration.

         13. Amendment; Waiver. Any provision of this Agreement may be amended only with the written consent of the Company, the Holders of a majority of the Registrable Securities then outstanding. The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged; provided, however, that the Holders of a majority of the Registrable Securities then outstanding may act on behalf of all such Holders of Registrable Securities. Any amendment or waiver effected in accordance with this Section 13 shall be binding upon each Holder of Registrable Securities at the time outstanding, each future Holder of all such securities, and the Company.

         14. Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

         15. Exercise of Conversion Rights. Any election by any Holder to convert shares of Series A Stock in connection with the registration of the underlying Registrable Securities hereunder may be made contingent upon the effectiveness of such registration statement or, in the case of an underwritten offering, the closing of such offering.

         16. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         17. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed entirely within New York, whether or not all parties hereto are residents of New York.

         18. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 11), heirs, executors and administrators of the parties hereto.

         19. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or on the second following business day, if delivered by a recognized overnight courier service offering overnight delivery, or on the third following business day, if such courier offers second-day delivery, and addressed to the party to be notified
(a) if to a party other than the Company, at such party's address set forth at the end of this Agreement or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the Registrable Securities covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the parties in writing.

         20. Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part thereof, by any party whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         21. Titles and Subtitles. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         22. Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

         23. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                            "COMPANY"

                                            TEMPLATE SOFTWARE, INC.
Address:
45365 Vintage Park Plaza
Dulles, Virginia 20166
Attn:  Chief Executive Officer
                                            By:________________________________
                                               Name:
                                               Title:


                                            "INVESTOR"

                                            ALCATEL N.V.

                                            By: Compagnie Financiere Alcatel
Address:
33 rue Emeriau
75725 Paris Cedex 15
France
Attn: M. Pascal Durand Barthez              By:________________________________
                                               Name:
                                               Title: